UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2015

BRIGHTLANE CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-54027	20-8560967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3270 Sul Ross

Houston, Texas 77098

(Address of Principal Executive Offices)

(713) 299-0100

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4 – Matters Related to Accountants and Financial Statements

Item 4.01. Changes in Registrant’s Certifying Account

On December 12, 2015, we learned that Robin Bigalke, the engagement partner with our current auditing firm, RLB Certified Public Accountants LLC (“RLB”) was suspended from practicing before the SEC for a period of three years.  In light of the suspension, we terminated our relationship with RLB.  During our two most recent fiscal years and the subsequent interim periods preceding the termination we had no disagreements with RLB on any matter of accounting principles or practices, or financial statement disclosure.

On December 15, 2015, we signed an Engagement Letter with Paritz & Company, P.A. (“Paritz”) to engage Paritz as the independent accountants to audit the Company’s financial statements.  Our Board of Directors has unanimously approved the engagement of Paritz.

During the Company’s two most recent fiscal year and through any subsequent interim periods preceding the engagement of Paritz, the Company has not consulted with Paritz regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by Paritz concluding there was an important factor to be considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHTLANE CORP.

Date: December 15, 2015	By:	/s/ Steve Helm
Steve Helm
Chief Executive Officer/President